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                                                                     EXHIBIT (E)

                        FORM OF TERMS AND CONDITIONS OF
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN

     Pursuant to the Automatic Dividend Reinvestment Plan (the "Plan") of The BlackRock High Yield Trust (the "Trust"), unless a holder (each, a "Shareholder") of the Trust's common shares of beneficial interest (the "Shares") otherwise elects, all dividends and capital gain distributions on such Shareholder's Shares will be automatically reinvested by Boston EquiServe L.P. ("Boston EquiServe"), as agent for Shareholders in administering the Plan (the "Plan Agent"), in additional Shares of the Trust. Shareholders who elect not to participate in the Plan will receive all dividends and other distributions in cash paid by check mailed directly to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee) by Boston EquiServe as the Dividend Disbursing Agent. Such participants may elect not to participate in the Plan and to receive all dividends and capital gain distributions in cash by sending written instructions to Boston EquiServe, as the Dividend Disbursing Agent, at the address set forth below. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by written notice if received by the Plan Agent not less than ten days prior to any dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution.

     The Plan Agent will open an account for each Shareholder under the Plan in the same name in which such Shareholder's Shares are registered. Whenever the Trust declares an income dividend or a capital gain distribution (collectively referred to as "dividends") payable either in Shares or in cash, non-participants in the Plan will receive cash and participants in the Plan will receive the equivalent in Shares. The Shares will be acquired by the Plan Agent for the participants' accounts, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Shares from the Trust ("newly issued Shares") or (ii) by purchase of outstanding Shares on the open market ("open-market purchases") on the New York Stock Exchange ("NYSE") or elsewhere. If, on the record date for any dividend, the net asset value per Share is equal to or less than the market price per Share plus estimated brokerage commissions (such condition being referred to herein as "market premium"), the Plan Agent will invest the dividend amount in newly issued Shares on behalf of the participants. The number of newly issued Shares to be credited to each participant's account will be determined by dividing the dollar amount of the dividend by the net asset value per Share on the date the Shares are issued. If, on the record date for any dividend, the net asset value per Share is greater than the market value (such condition being referred to herein as "market discount"),
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the Plan Agent will invest the dividend amount in Shares acquired on behalf of the participants in open-market purchases.

     In the event of a market discount on the record date for any dividend, the Plan Agent will have until the last business day before the next date on which the Shares trade on an "ex-dividend" basis or 30 days after the record date for such dividend, whichever is sooner (the "last purchase date"), to invest the dividend amount in Shares acquired in open-market purchases. It is contemplated that the Trust will pay monthly income dividends. Therefore, the period during which open-market purchases can be made will exist only from the record date of each dividend through the date before the next "ex-dividend" date which typically will be approximately ten days. If, before the Plan Agent has completed its open-market purchases, the market price of a Share exceeds the net asset value per Share, the average per Share purchase price paid by the Plan Agent may exceed the net asset value of the Shares, resulting in the acquisition of fewer Shares than if the dividend had been paid in newly issued Shares on the dividend record date. Because of the foregoing difficulty with respect to open market purchases, the Plan provides that if the Plan Agent is unable to invest the full dividend amount in open market purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Agent may cease making open-market purchases and may invest the uninvested portion of the dividend amount in newly issued Shares at the net asset value per Share at the close of business on the last purchase date.

     The Plan Agent maintains all Shareholders' accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records. Shares in the account of each Plan participant will be held by the Plan Agent on behalf of the Plan participant, and each Shareholder proxy will include those Shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for Shares held pursuant to the Plan in accordance with the instructions of the participants.

     In the case of Shareholders such as banks, brokers or nominees that hold Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by the record Shareholder and held for the account of beneficial owners who participate in the Plan.

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     There will be no brokerage charges with respect to Shares issued directly by the Trust as a result of dividends or capital gains distributions payable either in Shares or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to the Plan Agent's open-market purchases in connection with the reinvestment of dividends.

     The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends.

     Experience under the Plan may indicate that changes are desirable. Accordingly, the Trust reserves the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Trust reserves the right to amend the Plan to include a service charge payable by the participants.

     All correspondence concerning the Plan should be directed to the Plan Agent
at 150 Royal Street, Canton, MA  02021, 1-800-[              ].

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                          FORM OF AUTOMATIC DIVIDEND
                               REINVESTMENT PLAN

                         THE BLACKROCK HIGH YIELD TRUST

                            TERMS AND CONDITIONS OF
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN


     1.   Appointment of Agent. You, ______________, will act as Agent for me,
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and will open an account for me under the Automatic Dividend Reinvestment Plan
(the "Plan") in the same name as my present common shares, par value $0.001 per share ("Shares"), of THE BLACKROCK HIGH YIELD TRUST (the "Trust") are registered, and will automatically put into effect for me the dividend reinvestment option of the Plan as of the first record date for a dividend or capital gains distribution (collectively referred to herein as a "dividend"), payable at the election of shareholders in cash or Shares.

     2.   Dividends Payable in Shares.  My participation in the Plan constitutes
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an election by me to receive dividends in Shares whenever the Trust declares a dividend. In such event, the dividend amount shall automatically be made payable to me entirely in Shares which shall be acquired by the Agent for my account, depending upon the circumstances described in paragraph 3, either (i) through receipt of additional shares of unissued but authorized Shares from the Trust ("newly-issued shares") as described in paragraph 6 or (ii) by purchase of outstanding Shares on the open market ("open-market purchases") as described in paragraph 7.

     3.   Determination of Whether Newly-Issued Shares or Open-Market Purchases.
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If on the payment date for the dividend (the "valuation date"), the net asset value per Common Share, as defined in paragraph 8, is equal to or less than the market price per Common Share, as defined in paragraph 8, plus estimated brokerage commissions (such condition being referred to herein as "market premium"), the Agent shall invest the dividend amount in newly-issued shares on my behalf as described in paragraph 6, without any brokerage charges with respect to such shares. If on the valuation date, the net asset value per share is greater than the market value (such condition being referred to herein as "market discount"), the Agent shall invest the dividend amount in shares acquired on my behalf in open-market purchases as described in paragraph 7.
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     4.   Purchase Period for Open-Market Purchases.  In the event of a market
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discount on the valuation date, the Agent shall have until the last business day before the next ex-dividend date with respect to the Shares or in no event more than 30 days after the valuation date (the "last purchase date") to invest the dividend amount in shares acquired in open-market purchases except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of federal securities laws.

     5.   Failure to Complete Open-Market Purchases During Purchase Period.  If
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the Agent is unable to invest the full dividend amount in open-market purchases during the purchase period because the market discount has shifted to a market premium or otherwise, the Agent will invest the uninvested portion of the dividend amount in newly-issued shares at the close of business on the last purchase date as described in paragraph 4; except that the Agent may not acquire newly-issued shares after the valuation date under the foregoing circumstances unless it has received a legal opinion that registration of such shares is not required under the Securities Act of 1933, as amended, or unless the shares to be issued are registered under such Act.

     6.   Acquisition of Newly-Issued Shares.  In the event that all or part of
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the dividend amount is to be invested in newly-issued shares, you shall automatically receive such newly-issued Shares, including fractions, for my account, and the number of additional newly-issued Shares to be credited to my account shall be determined by dividing the dollar amount of the dividend on my shares to be invested in newly-issued shares by the net asset value per Common Share on the date the shares are issued (the valuation date in the case of an initial market premium or the last purchase date in case the Agent is unable to complete open-market purchases during the purchase period); provided, that the maximum discount from the then current market price per share on the date of issuance shall not exceed 5%.

     7.   Manner of Making Open-Market Purchases. In the event that the dividend
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amount is to be invested in Shares acquired in open-market purchases, you shall apply the amount of such dividend on my shares (less my pro rata share of brokerage commissions incurred with respect to your open-market purchases) to the purchase on the open-market of Shares for my account. Open-market purchases may be made on any securities exchange where the Shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as you shall determine. My funds held by you uninvested will not bear interest, and it is understood that, in any event, you shall have no liability in connection with any inability to purchase shares within 30 days after the

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initial date of such purchase as herein provided, or with the timing of any purchases affected. You shall have no responsibility as to the value of the Shares acquired for my account. For the purposes of cash investments you may commingle my funds with those of other shareholders of the Trust for whom you similarly act as Agent, and the average price (including brokerage commissions) of all shares purchased by you as Agent in the open market shall be the price per share allocable to me in connection with open-market purchases.

     8.   Meaning of Market Price and Net Asset Value.  For all purposes of the
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Plan: (a) the market price of the Shares on a particular date shall be the last sales price on the New York Stock Exchange (the "Exchange") on that date, or, if there is no sale on the Exchange on that date, then the mean between the closing bid and asked quotations for such shares on the Exchange on such date and (b) net asset value per Common Share on a particular date shall be as determined by or on behalf of the Trust.

     9.   Registration of Shares Acquired Pursuant to the Plan.  You may hold my
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Shares acquired pursuant to the Plan, together with the shares of other shareholders of the Trust acquired pursuant to the Plan, in noncertificated form in your name or that of your nominee. You will forward to me any proxy solicitation material and will vote any shares so held for me [only/first] in accordance with the proxy returned by me to the Trust [and then, with respect to any proxies not returned by me to you in the same proportion as you vote proxies returned by other shareholders of the Trust for whom you similarly act as Agent]. Upon my written request, you will deliver to me, without charge, a certificate or certificates for the full shares held by you for my account.

     10.  Confirmations. You will confirm to me each acquisition made for my
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account as soon as practicable but not later than 60 days after the date thereof.

     11.  Fractional Interests.  Although I may from time to time have an
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undivided fractional interest (computed to three decimal places) in a share of the Trust, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to my account. In the event of termination of my account under the Plan, you will adjust for any such undivided fractional interest in cash at the market value of the Trust's shares at the time of termination less the pro rata expense of any sale required to make such an adjustment.

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     12.  Share Dividends or Share Purchase Rights.  Any share dividends or
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split shares distributed by the Trust on shares held by you for me will be credited to my account. In the event that the Trust makes available to its shareholders rights to purchase additional shares or other securities, the shares held for me under the Plan will be added to other shares held by me in calculating the number of rights to be issued to me.

     13.  Service Fee.  Your service fee for handling capital gains
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distributions or income dividends will be paid by the Trust, except that the
Trust reserves the right to amend the plan to include a service charge payable by the participants. I will be charged for my pro rata share of brokerage commissions on all open market purchases.

     14.  Termination of Account.  I may terminate my account under the Plan by
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notifying you in writing.  Such termination will be effective immediately if my notice is received by you not less than ten days prior to any dividend or distribution record date; otherwise such termination will be effective on the first trading day after the payment date for such dividend or distribution with respect to any subsequent dividend or distribution. The Plan may be terminated by you or the Trust upon notice in writing mailed to me at least 90 days prior to any record date for the payment of any dividend or distribution by the Trust. Upon any termination you will cause a certificate or certificates for the full shares held for me under the Plan and cash adjustment for any fraction to be delivered to me without charge. If I elect by notice to you in writing in advance of such termination to have you sell part or all of my shares and remit the proceeds to me, you are authorized to deduct brokerage commissions for this transaction from the proceeds.

     15.  Amendment of Plan. These terms and conditions may be amended or
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supplemented by you or the Trust at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to me appropriate written notice at least [90] days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by me unless, prior to the effective date, thereof, you receive written notice of the termination of my account under the Plan. Any such amendment may include an appointment by you in your place and stead of a successor Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Agent under these terms and conditions. Upon any such appointment of an Agent for the purpose of receiving dividends and distributions, the Trust will be authorized to pay

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to such successor Agent, for my account, all dividends and distributions payable in Shares of the Trust held in my name or under the Plan for retention or application by such successor Agent as provided in these terms and conditions.

     16.  Extent of Responsibility of Agent.  You shall at all times act in good
          ---------------------------------
faith and agree to use your best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement and to comply with applicable law, but assume no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by your negligence, bad faith, or willful misconduct or that of your employees.

     17.  Governing Law.  These terms and conditions shall be governed by the
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laws of the State of New York without regard to its conflicts of laws provisions.

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

                        THE BLACKROCK HIGH YIELD TRUST

This form is for shareholders who hold stock in their own names. If your shares are held through a brokerage firm, bank or other nominee, you may need to instruct your nominee to opt out on your behalf.


     I hereby elect NOT to participate in the Plan as provided in the Terms and Conditions of Automatic Dividend Reinvestment Plan. I understand that I may elect to participate in the Plan at any time.

_________________________________ __________________________________
Print Name(s) (Last, First, MI)    Shareholder signature

_________________________________ __________________________________
Print Address                      Shareholder signature

_________________________________ __________________________________
                                   Date
                                   Please sign exactly as your shares are
                                   registered.

(      )                         All persons whose names appear on the Share
-----------------------------
Print Telephone Number                  certificates must sign.

  YOU SHOULD RETURN THIS FORM IF YOU WISH TO RECEIVE CASH AND DO NOT WISH TO PARTICIPATE IN THE TRUST'S DIVIDEND REINVESTMENT PLAN. THIS IS NOT A PROXY

                 This form, when signed, should be mailed to:
                             Boston EquiServe L.P.
                               150 Royal Street
                         Canton, Massachusetts, 02021